November 2019 Guggenheim Healthcare Talks Neuro/Immunology Day Exhibit 99.1

This presentation has been prepared by resTORbio, Inc. (“we,” ”us,” “our,” “resTORbio,” or the “Company”) and is made for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy securities. This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the safety, efficacy and regulatory and clinical progress of our product candidates, including RTB101 alone and in combination with a rapalog, such as everolimus or sirolimus. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. The use of words such as, but not limited to, “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. All statements other than statements of historical facts contained in this presentation, including statements regarding: future results of operations and financial position; business strategy; current and prospective product candidates; ongoing and planned clinical trials and preclinical activities, including the initiation, timing, enrollment, progress and results of our preclinical and clinical studies and our research and development programs; product approvals; research and development costs; current and prospective collaborations; the timing and likelihood of success of our Phase 1b/2a clinical trial of RTB101 alone and in combination with sirolimus in Parkinson’s Disease; the timing or likelihood of regulatory filings and approvals; expectations regarding market acceptance and size; plans for launch and commercialization; plans and objectives of management for future operations; and future results of anticipated product candidates, are forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. These statements are also subject to a number of material risks and uncertainties that are discussed in the section entitled "Risk Factors" in resTORbio’s annual report on Form 10-K for the fiscal year ended December 31, 2018, as well as discussions of potential risks, uncertainties, and other important factors in resTORbio's subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Certain information contained in this presentation relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company’s own internal estimates and research. While we believe these third-party sources to be reliable as of the date of this presentation, we have not independently verified, and we make no representation as to the adequacy, fairness, accuracy or completeness of any information obtained from third-party sources. In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while we believe our own internal research is reliable, such research has not been verified by any independent source. Forward-looking statements

Aging is the biggest risk factor for most chronic diseases Global Burden of Disease Collaborative Network. Global Burden of Disease Study 2017 (GBD 2017) Results Why does this happen? Aging is not just due to random wear and tear Aging is biology that may be targeted with medicines

Well-characterized pathways associated with aging and aging-related diseases AGING Accumulation of Senescent Cells TORC1 Activity NAD Depletion Epigenetic Changes DNA Damage Mitochondrial Dysfunction Stem Cell Exhaustion

TORC1 Pathway: Lamming et al. Journal of Clinical Investigation, 2013 TORC1 inhibition extended lifespan and healthspan in multiple preclinical species Mice Flies Worms Yeast TORC1 is an evolutionarily conserved pathway that regulates aging

TORC1 inhibitors extend lifespan in mice even when started late in life and given intermittently Daily Dosing Intermittent Dosing Once Every 5 Days (1) (2) 1Harrison et al. Nature, 2009; 2Arriola Arpelo et al. Gerontol A Biol Sci Med Sci, 2016

TORC1 activity (pS6 in liver) Fed Fasted Young Mice Old Mice Feeding activates TORC1 and increases protein and lipid synthesis TORC1 activity remained aberrantly elevated during fasting, which may prevent upregulation of protective pathways Sengupta et al., Nature, 2010 Fed Fasted Fasting inhibits TORC1 and upregulates protective pathways Total S6

Inhibition of TORC1 has the potential to improve the function of multiple aging organ systems Improvement in physical activity Selman et al., Science, 2011 Harrison et al., Nature, 2009 Wilkinson et al., Aging Cell, 2014 Flynn et al., Aging Cell, 2013 Reversal of aging-related cardiac dysfunction Flynn et al., Aging Cell, 2013 Dai et al., Aging Cell, 2014 Chiao et al., Aging, 2016 Improved Neurologic Function Tain et al., Nature Neuroscience, 2009 Malagelada et al., J Neurosci, 2010 Spilman et al., PLoS ONE, 2010 Halloran et al., Neuroscience, 2012 Majumder et al., Aging Cell, 2012 Neff et al., JCI, 2013 Reversal of aging-related immune dysregulation Chen et al., Science Sig, 2009 Selman et al., Science, 2011 Neff et al., JCI, 2013 Hurez et al., Aging Cell, 2015

Age is the greatest risk factor for neurodegenerative disease Age Risk of Death (per 100,000) http://www.spring.org.uk/

Protein aggregation is a common pathogenic mechanism in aging-related neurodegenerative diseases Alzheimer’s Disease Huntington’s Disease Amyloid plaques Neurofibrillary tangles Lewy bodies Aggregated huntingtin Amyloid β protein Phosphorylated tau α-synuclein Mutated huntingtin Parkinson’s Disease

Defective autophagy may contribute to the accumulation of aggregated proteins in neurodegenerative diseases Autophagy is a mechanism by which aggregated proteins and dysfunctional organelles are broken down and recycled into nutrients in cells Protein Aggregate Autophagosome Nutrients Phagophore Autophagolysosome Lysosome Menzies et al. Neuron, 2017

Mutations in autophagy-related proteins are found in multiple neurodegenerative diseases Menzies et al. Neuron, 2017

Defective autophagy may contribute to the accumulation of aggregated proteins in neurodegenerative diseases Autophagy is a mechanism by which aggregated proteins and dysfunctional organelles are broken down and recycled into nutrients in cells Protein Aggregate Autophagosome Nutrients Phagophore Autophagolysosome Lysosome TORC1 inhibition ULK1 TFEB Menzies et al. Neuron, 2017; Roczniak-Ferguson et al., Sci Signal, 2012; Nyfeler et al., Molecular and Cellular Biology, 2011

Parkinson’s Disease Prevalence: Parkinson’s disease (PD) is the second most common neurodegenerative disease and affects 1% of population over 55 years of age Pathobiology: PD is characterized by loss of >50% of the neurons that produce the neurotransmitter dopamine in a specific area of the brain (substantia nigra) Clinical manifestations: Four cardinal motor symptoms: Resting tremor Bradykinesia (slowed movements) Muscle rigidity Postural instability All current therapies treat symptoms of PD but do not alter disease progression Image from Wikiwand

TORC1 inhibitors may be of therapeutic benefit in Parkinson’s disease Induction of autophagy with a TORC1 inhibitor leads to the clearance of a-synuclein aggregates in a preclinical PD model Malagelada et al. J Neurosci, 2010; Crews et al. PLoS one, 2010 # dead neurons Vehicle TOR inhibitor Vehicle TOR inhibitor Control MPTP Treatment Mouse TORC1 inhibition prevents neuronal loss and improves motor function in multiple PD preclinical models

TORC1 Inhibitors that will be evaluated in a Phase 1b/2a trial in Parkinson’s Disease SIrolimus: Allosteric inhibitor of TORC1 Consistently inhibits phosphorylation of only some targets downstream of TORC1 Approved for use in humans sirolimus (rapamycin) RTB101: ATP competitive catalytic site inhibitor of mTOR protein kinase Inhibits phosphorylation of all targets downstream of TORC1 May have advantages over rapalogs for PD Crosses the blood brain barrier in preclinical models RTB101

RTB101 and sirolimus synergize to induce autophagy in neuronal cells SK-N-SH neuroblastoma cell line assay

S6K ULK1 FKBP12 sirolimus TORC1 RTB101 Sirolimus may induce a conformation change in TORC1 that allows lower concentrations of RTB101 to inhibit TORC1 Potential Mechanism Underlying Synergistic Inhibition and Autophagy Activation by sirolimus + RTB101 Adapted from Nyfeler et al. PloS one, 2012

resTORbio Phase 1b/2a Parkinson’s disease trial Study initiated in 1Q19 Data expected in mid-2020 Cohort RTB 101 dose (mg) Sirolimus dose (mg) 1 300 0 2 0 2 3 300 2 4 300 4 5 300 6 Design Randomized, Placebo-Controlled Phase 1b/2a Study (4-week dosing) Mild-moderate PD patients (mH&Y I-III) On standard of care PD drugs Once weekly dosing Study Size N=45 (2:1 randomization) Key Endpoints Primary endpoint: Safety and tolerability Secondary endpoint: Exposure in blood, plasma and CSF Exploratory endpoints: Biomarkers in plasma and CSF Clinical assessments, wearables or matching placebo

The combination of RTB101+ a rapalog may have potential benefit in other neurodegenerative diseases including Huntington’s disease Source: Novartis Data on file 250nM evero RTB evero RTB RTB Aggregated protein levels in cultured brain slices from a Huntington’s Disease mouse model 250 nM everolimus 300 nM RTB101 50 nM RTB101 250 nM everolimus + 10 nM RTB101 250 nM everolimus + 30 nM RTB101 250 nM everolimus + 50 nM RTB101 Neurofilament is a marker of axons DARPP-32 is a marker of cell soma 50nM RTB

Summary Protein aggregation is a common pathogenic mechanism underlying multiple neurodegenerative diseases Induction of autophagy may have therapeutic benefit in neurodegenerative diseases by clearing toxic protein aggregates In preclinical models, TORC1 inhibition with RTB101 alone or in combination with a rapalog induces autophagy Phase 1b/2a study or RTB101 alone and in combination with sirolimus is underway

November 2019 Guggenheim Healthcare Talks Neuro/Immunology Day